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                                                                    EXHIBIT 23.3

        CONSENT OF MORET ERNST & YOUNG ACCOUNTANTS, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan, 1997 Employee Stock Option Plan, and 1997 Nonqualified Stock Option Plan of our report dated August 24, 1998, with respect to the financial statements of Philips Optoelectronics, a division of Koninklijke Philips Electronics N.V. included in its Amendment No. 2 to the Current Report on Form 8-K/A dated August 25, 1998, filed with the Securities and Exchange Commission.

                                        /s/ Moret Ernst & Young Accountants

Eindhoven, the Netherlands
January 7, 1999